UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2015

Omnicare, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

1-8269	31-1001351
(Commission File Number)	(I.R.S. Employer Identification No.)

900 Omnicare Center

201 East 4th Street

Cincinnati, Ohio 45202

(Address of Principal Executive Offices, Including Zip Code)

(513) 719-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 6, 2015, CVS Health Corporation (“CVS Health”) announced the results as of 5:00 p.m., New York City time, on October 5, 2015 (“Early Tender Date”) of its (A) private exchange offers to Eligible Holders (as defined below) to exchange new 4.75% Senior Notes due 2022 and new 5.00% Senior Notes due 2024 (collectively, the “New CVS Health Notes”), in each case issued by CVS Health, and cash payments for the 4.75% Senior Notes due 2022 (the “Existing Omnicare 2022 Notes”) and the 5.00% Senior Notes due 2024 (the “Existing Omnicare 2024 Notes” and, together with the Existing Omnicare 2022 Notes, the “Existing Omnicare Notes”), in each case issued by Omnicare, Inc. (“Omnicare”), which was recently acquired by CVS Health, and (B) solicitation of consents from Eligible Holders of Existing Omnicare Notes to proposed amendments that would eliminate substantially all restrictive covenants and certain events of default and other provisions of the indentures under which such Existing Omnicare Notes were issued (the “Proposed Amendments”).

The aggregate principal amount of Existing Omnicare 2022 Notes validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on the Early Tender Date was $384,801,000, representing approximately 96.2% of the $400,000,000 aggregate principal amount of outstanding Existing Omnicare 2022 Notes. The aggregate principal amount of Existing Omnicare 2024 Notes validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on the Early Tender Date, was $294,729,000, representing approximately 98.2% of the $300,000,000 aggregate principal amount of outstanding Existing Omnicare 2024 Notes.

As the consent of the Eligible Holders of a majority of the aggregate principal amount of the Existing Omnicare Notes outstanding of both series has been obtained, the Proposed Amendments for each series have been approved.

In connection with the early settlement of the Exchange Offers on October 8, 2015, Omnicare and U.S. Bank National Association, as trustee (the “Trustee”), entered into (i) a third supplemental indenture, dated as of October 8, 2015 (the “Third Supplemental Indenture”), to the indenture dated as of November 21, 2014 between Omnicare and the Trustee (as supplemented, the “Existing Omnicare Indenture”), which relates to the 4.75% Senior Notes due 2022 issued by the Company and (ii) a fourth supplemental indenture, dated as of October 8, 2015 (the “Fourth Supplemental Indenture”), to the Existing Omnicare Indenture, which relates to the 5.00% Senior Notes due 2024 issued by Omnicare.

The foregoing description of the Third Supplemental Indenture and the Fourth Supplemental Indenture is not complete and is qualified in its entirety by reference to the full text of the Third Supplemental Indenture and the Fourth Supplemental Indenture, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated in this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated as of October 8, 2015, between Omnicare, Inc. and U.S. Bank National Association, as trustee.

4.2	Fourth Supplemental Indenture, dated as of October 8, 2015, between Omnicare, Inc. and U.S. Bank National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Thomas S. Moffatt
Thomas S. Moffatt
Vice President and Secretary

Dated:  October 14, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated as of October 8, 2015, between Omnicare, Inc. and U.S. Bank National Association, as trustee.

4.2	Fourth Supplemental Indenture, dated as of October 8, 2015, between Omnicare, Inc. and U.S. Bank National Association, as trustee.